EXHIBIT 10.1

THIRD AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Third Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 18th day of March, 2019 by and between (a) SILICON VALLEY BANK, a California corporation (“Bank”), and (b) UPWORK INC., a Delaware corporation, ELANCE, INC., a Delaware corporation, UPWORK GLOBAL INC., a California corporation, and UPWORK TALENT GROUP INC., a Delaware corporation (each and together, jointly and severally, “Borrower”).
RECITALS
A.    Bank and Borrower have entered into that certain Loan and Security Agreement dated as of September 19, 2017, as amended by that certain First Amendment to Loan and Security Agreement, dated as of November 29, 2017 (the “First Amendment”) and as further amended by that certain Second Amendment to Loan and Security Agreement, dated as of September 17, 2018 (the “Second Amendment”) (as amended, and as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).
B.    Bank has previously extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.    Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.
D.    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.Amendments to Loan Agreement.
1.1    Section 6.2.    Section 6.2(a)-(d) is amended and restated as follows:

(a)
a Borrowing Base Statement (and any schedules related thereto and including any other information reasonably requested by Bank with respect to Borrower’s Accounts) (i) with each request for an Advance, and (ii)(1) outside a Reporting Streamline Period, within thirty (30) days after the end of each month or, alternatively, (2) during a Reporting Streamline Period, within thirty (30) days after the end of each quarter;

(b)
(A) monthly accounts receivable agings for Borrower’ Enterprise Accounts, aged by invoice date, (B) monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, and (C) monthly reconciliations of accounts receivable agings for Borrower’ Enterprise Accounts (aged by invoice date), and general ledger, in form and substance reasonably acceptable to Bank, (i) with each request for and Advance, and (ii)(1) outside a Reporting Streamline Period, within thirty (30) days after the end of each month or, alternatively, (2) during a Reporting Streamline Period, within thirty (30) days after the end of each quarter;

(c)
(i) outside a Reporting Streamline Period, as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for such month in a form reasonably acceptable to Bank (the “Monthly Financial Statements”), which Monthly Financial Statements shall include a detailed cash report that shows month-end balances for all of the Borrower’s and its Subsidiaries’ Collateral Accounts or, alternatively, (ii) during a Reporting Streamline Period, as soon as available, but no later than thirty (30) days after the last day of each quarter, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for such quarter in a form reasonably acceptable to Bank (the “Quarterly Financial Statements”), which Quarterly Financial Statements shall include a detailed cash report that shows quarter-end balances for all of the Borrower’s and its Subsidiaries’ Collateral Accounts;

(d)
(i) outside a Reporting Streamline Period, within thirty (30) days after the last day of each month and together with the Monthly Financial Statements, a completed Compliance Statement, confirming that, as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Bank may reasonably request, including, without limitation, a statement that at the end of such month there were no held checks or, alternatively, (ii) (i) within thirty (30) days after the last day of each quarter and together with the Quarterly Financial Statements, a completed Compliance Statement, confirming that, as of the end of such quarter, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Bank may reasonably request, including, without limitation, a statement that at the end of such quarter there were no held checks;”

1.2    Section 6.6.    Section 6.6 is amended and restated in its entirety as follows:
“6.6    [Reserved].

1.3    Section 6.9.    Section 6.9 is amended and restated in its entirety as follows:
“6.9    Financial Covenants.
(a)    Adjusted Quick Ratio. Maintain at all times, to be certified to Bank as of the last day of each month (or, if Borrower is in the Reporting Streamline Period, quarterly) an Adjusted Quick Ratio of equal to or greater than 1.75 to 1.00. Additionally, the component of Quick Assets which makes up Borrower’s unrestricted and unencumbered cash in Deposit Accounts maintained with Bank shall be equal to or greater than Ten Million Dollars ($10,000,000).
(b)    [Reserved].”
1.4    Section 13. The following new terms and their respective definitions are inserted alphabetically in Section 13.1:
“Reporting Streamline Period” is, on and after the Third Amendment Effective Date, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first day of the month following the day that Borrower provides to Bank a written report that Borrower has maintained, for each consecutive day in the immediately preceding month as determined by Bank in its reasonable discretion, an Adjusted Quick Ratio in an amount at all times greater than 2.50 to 1.00 (the “Streamline Threshold”); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, and (ii) the first day thereafter in which Borrower fails to maintain the Streamline Threshold, as determined by Bank in its reasonable discretion. Upon the termination of a Reporting Streamline Period, Borrower must maintain the Streamline Threshold each consecutive day for one (1) calendar month, as determined by Bank in its reasonable discretion, prior to entering into a subsequent Reporting Streamline Period. Borrower shall give Bank prior written notice of Borrower’s election to enter into any such Reporting Streamline Period, and each such Reporting Streamline Period shall commence on the first day of the monthly period following the date Bank determines, in its reasonable discretion, that the Streamline Threshold has been achieved.
“Third Amendment Effective Date” is March 18, 2019.
2.Exhibit B (Compliance Certificate). The Compliance Certificate is amended in its entirety and replaced with the Compliance Certificate in the form of Exhibit B attached hereto.
3.SVB Mastercard Program.
(a)    Bank agrees to provide the following to Borrower: (i) by January 31, 2019, a SOC1 report and bridge letter; and (ii) by September 30, 2019, at Bank’s discretion, either a SOC2 report or to comply with Borrower’s security review, in a manner reasonably acceptable to Borrower and Bank.

(b)    No later than April 30, 2019 (or such later date as shall be agreed by Bank) Borrower agrees to open SVB Mastercard accounts with Bank and Borrower shall use such cards are their primary business credit cards, so long as Bank can provide sufficient technology and information security environment to support Borrower’s current and proposed internal reporting requirements, to include a certain data format to be sent directly to the Upwork Concur system, it being agreed and understood that in the event SVB cannot provide such technology and data format, Borrower shall have no obligation hereunder to open SVB Mastercard accounts, nor to use Bank as its primary business credit card provider.
4.Limitation of Amendments.
4.1    The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
4.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
5.Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
5.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date or time period, in which case they are true and correct as of such date or with respect to such time period), and (b) no Event of Default has occurred and is continuing;
5.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
5.3    The current organizational documents of Borrower have been delivered to Bank on or prior to the date of this Amendment and remain true, accurate and complete, have not been amended, supplemented or restated and are and continue to be in full force and effect (or, if amended, supplemented and/or restated, have been delivered to Bank in connection with the execution of this Amendment);
5.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
5.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this

Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
5.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
5.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
6.Ratification of Perfection Certificate. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of September 19, 2017, as supplemented by the additional disclosures made in connection with the First Amendment and the Second Amendment, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection Certificate, as supplemented, have not materially changed, as of the date hereof, except as set forth on Schedule A.
7.No Defenses of Borrower. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank existing or arising through and including the date of execution of this Amendment, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.
8. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
9.Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
10.Effectiveness. As a condition precedent to the effectiveness of this Amendment and the Bank’s obligation to make further Advances under the Revolving Line, the Bank shall have received the following documents prior to or concurrently with this Amendment, each in form and substance acceptable to Bank:

10.1    this Amendment duly executed by each party hereto;
10.2    Borrower’s payment of a fully earned, non-refundable amendment fee of Five Thousand Dollars ($5,000); and
10.3    such further documents as Bank may reasonably request to effect the purposes of this Amendment.
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.
The undersigned hereby certifies, to the best of his or her knowledge, that the information set out in the Perfection Certificate is true, complete and correct.
BORROWER:

UPWORK INC. By /s/ Brian Levey Name: Brian Levey Title: Chief Business Affairs and Legal Officer & Secretary	ELANCE, INC. By /s/ Junko Swain Name: Junko Swain Title: Treasurer
UPWORK GLOBAL INC. By /s/ Brian Levey Name: Brian Levey Title: General Counsel and Secretary	UPWORK TALENT GROUP INC. By /s/ Junko Swain Name: Junko Swain Title: Treasurer

BANK:

SILICON VALLEY BANK

By /s/ Sean Thompson
Name: Sean Thompson
Title: Director

EXHIBIT B
COMPLIANCE STATEMENT

TO:        SILICON VALLEY BANK                Date:
FROM:        UPWORK INC., ELANCE, INC., UPWORK GLOBAL INC.,
and UPWORK TALENT GROUP INC.
Under the terms and conditions of the Loan and Security Agreement between Upwork Inc., Elance, Inc., Upwork Global Inc., and Upwork Talent Group Inc. (each and together, jointly and severally, “Borrower”) and Bank (the “Agreement”), Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below. Attached are the required documents evidencing such compliance, setting forth calculations prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies
Financial statements with Compliance Statement	Monthly within 30 days or if during a Reporting Streamline Period, quarterly within 30 days	Yes No
A/R & A/P Agings	Monthly within 30 days or if during a Reporting Streamline Period, quarterly within 30 days	Yes No
Borrowing Base Statement	Monthly within 30 days or if during a Reporting Streamline Period, quarterly within 30 days	Yes No
Board approved projections	FYE within 60 days and as amended/updated	Yes No
Recurring revenue cohort report	Quarterly within 30 days	Yes No
Marketplace Receivables Report	prior to and in connection with each request for an Advance in respect of Marketplace Receivables, a Marketplace Receivables Report	Yes No
Upwork Escrow Inc. transactions report
on the tenth Business Day
following an Advance in respect
of Marketplace Receivables, a report, in form and substance reasonably acceptable to Bank, detailing Marketplace Receivables collection activity that was record by Upwork Escrow Inc. during the week immediately following the week in which such Advance took place
Yes No
The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”) ____________________________________________________________________________

Financial Covenant	Required	Actual	Complies

Maintain as indicated:
Minimum Adjusted Quick Ratio	1.75:1.00	:1.00	Yes No
*See Section 6.9(b)

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Compliance Statement.

The following are the exceptions with respect to the statements above: (If no exceptions exist, state “No exceptions to note.”)

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Schedule 1 to Compliance Statement

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

I.    Adjusted Quick Ratio (Section 6.9(a))

Required:
Maintain at all times, to be certified to Bank as of the last day of each month (or, if Borrower is in the Reporting Streamline Period, quarterly), an Adjusted Quick Ratio of equal to or greater than 1.75 to 1.00. Additionally, the component of Quick Assets which makes up Borrower’s unrestricted and unencumbered cash in Deposit Accounts maintained with Bank shall be equal to or greater than Ten Million Dollars ($10,000,000).

Actual: After the occurrence of a Qualified IPO:

A.	Aggregate value of the unrestricted and unencumbered cash of Borrower in Deposit Accounts maintained with Bank	$______
B.	Aggregate value of the unrestricted and unencumbered cash of Borrower in Deposit Accounts maintained with financial institutions other than Bank subject to a Control Agreement in favor of Bank	$______
C.	Aggregate value of cash and Cash Equivalents of Upwork Escrow Inc.	$______
D.	Aggregate value of the accounts receivable of Borrower determined according to GAAP	$______
E.	Aggregate value of the accrued hourly billing liabilities of Borrower determined according to GAAP	$______
F.	Quick Assets (line A plus line B plus line C plus line D minus line E)	$______
G.	Aggregate value of principal amount of the Term Loan A outstanding and outstanding Advances and Term Loan B outstanding	$______
H.	Aggregate value of Borrower’s accounts payable determined according to GAAP	$______
I.	The sum of lines G and H	$______
J.	Adjusted Quick Ratio (line F divided by line I)	:1.00

Is line J equal to or greater than 1.75:1.00?

______ No, not in compliance                    ______ Yes, in compliance

Is line A equal to or greater than $10,000,000?

______ No, not in compliance                    ______ Yes, in compliance